Exhibit 4.18

AMBIT BIOSCIENCES CORPORATION

TERMINATION AND AMENDMENT AGREEMENT

THIS TERMINATION AND AMENDMENT AGREEMENT (this “Agreement”), terminating the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Co-Sale Agreement”), dated as of October 25, 2012, by and among AMBIT BIOSCIENCES CORPORATION, a Delaware corporation (the “Company”), the persons and entities listed on Exhibit A attached thereto (the “Investors”) and the persons listed on Exhibit B attached thereto (the “Key Holders”), and amending the Sixth Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”), dated as of October 25, 2012, by and among the Company, and the persons and entities listed on Exhibit A attached thereto (also referred to herein as, the “Investors”) is entered into as of May 15, 2013 by and among the Company and the Investors.

RECITALS

WHEREAS, the Company, the Investors and the Key Holders have previously entered into the Co-Sale Agreement;

WHEREAS, pursuant to Section 7.6 of the Co-Sale Agreement, the Co-Sale Agreement may be terminated upon the written consent of (i) as to the Company, only the Company and (ii) as to the Investors, persons holding at least 60% in interest of the outstanding shares of the Company’s Series E Preferred Stock (the “Co-Sale Requisite Investors”);

WHEREAS, the Company and the Investors have previously entered into the Investor Rights Agreement;

WHEREAS, Section 5.6 of the Investor Rights Agreement provides that the Investor Rights Agreement may be amended with the written consent of (i) the Company and (ii) the holders of at least 60% of the outstanding shares of the Company’s Series E Preferred Stock (the “IRA Requisite Investors”);

WHEREAS, the undersigned constitute the Company, the Co-Sale Requisite Investors and the IRA Requisite Investors; and

WHEREAS, as an inducement to the consummation of the Company’s initial public offering to be effected pursuant to the registration statement on Form S-1 (File No. 333-186760) filed under the Securities Act of 1933, as amended (the “Initial Public Offering”), the Company and the Investors (on behalf of themselves and all other parties to the Co-Sale Agreement and Investor Rights Agreement) desire to terminate the Co-Sale Agreement in its entirety effective as of and contingent upon the closing of an Initial Public Offering with a price per share to the public that is not less than $8.00 (the “Closing”) and desire to amend the Investor Rights Agreement as set forth below, effective as of and contingent upon the Closing.

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AGREEMENT

NOW, THEREFORE, the parties to this Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged and agreed, hereby agree as follows:

1. Termination of Co-Sale Agreement. The Company and each of the Requisite Investors (on behalf of themselves and all other parties to the Co-Sale Agreement) hereby agree that effective as of and contingent upon the Closing, the Co-Sale Agreement shall terminate in its entirety and be of no further legal force or effect. Upon such termination, all provisions of, rights granted and covenants made in the Co-Sale Agreement are hereby waived, released and cancelled in their entirety.

2. Amendment of Investor Rights Agreement. Effective as of and contingent upon the Closing, the definition of “Initial Offering” in Section 1.1 of the Investor Rights Agreement is hereby amended and restated in its entirety as follows:

““Initial Offering” means the initial public offering of the Company’s Common Stock pursuant to the registration statement on Form S-1 (File No. 333-186760) filed under the Securities Act.”

3. Limitation. If the Closing has not occurred on or prior to May 31, 2013 or, if the Company consummates an Initial Public Offering with a price per share to the public that is less than $8.00, this Agreement shall terminate in its entirety and shall thereafter be of no force and effect.

4. Miscellaneous.

(a) Effect of Amendment. Except as expressly modified by this Amendment, the Investor Rights Agreement shall remain unmodified and in full force and effect.

(b) Entire Agreement; Binding Effect. This Agreement constitutes the entire agreement of the parties hereto related to the subject matter hereof, and supersedes all prior agreements between the parties, whether written or oral, related to such subject matter. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

(c) Amendment; Waiver. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

(d) Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

(e) Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and signatures delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this TERMINATION AND AMENDMENT AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AMBIT BIOSCIENCES CORPORATION

By:	/s/ Michael A. Martino

Name:	Michael A. Martino

Title:	CEO

Address:	11080 Roselle St.
San Diego, CA 92121

[Signature Page to Termination and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this TERMINATION AND AMENDMENT AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

APPOSITE HEALTHCARE FUND LP

ACTING BY ITS MANAGER, APPOSITE CAPITAL

By:	/s/ Allan Marchington

Name:	Allan Marchington

Title:	Managing Member

[Signature Page to Termination and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this TERMINATION AND AMENDMENT AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

FORWARD VENTURES IV, L.P.

By:	/s/ Standish M. Fleming

Name:	Standish M. Fleming

Title:	Managing Member

FORWARD VENTURES IV B, L.P.

By:	/s/ Standish M. Fleming

Name:	Standish M. Fleming

Title:	Managing Member

FORWARD VENTURES IV-C, L.P.

By:	/s/ Standish M. Fleming

Name:	Standish M. Fleming

Title:	Managing Member

[Signature Page to Termination and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this TERMINATION AND AMENDMENT AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

GIMV NV

By:	/s/ Edmond Bastijns

Name:	Edmond Bastijns

Title:	GIMV Partner

By:	/s/ illegible

Name:	illegible

Title:	GIMV Partner

ADVIESBEHEER GIMV LIFE SCIENCES 2004 NV

By:	/s/ Edmond Bastijns

Name:	Edmond Bastijns

Title:	GIMV Partner

By:	/s/ illegible

Name:	illegible

Title:	GIMV Partner

[Signature Page to Termination and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this TERMINATION AND AMENDMENT AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

GROWTHWORKS CANADIAN FUND LTD.
by its manager, GrowthWorks WV Management Ltd.

PER:	/s/ David Levi

TITLE:	CEO

[Signature Page to Termination and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this TERMINATION AND AMENDMENT AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

MEDIMMUNE VENTURES, INC.

By:	/s/ Ron Laufer

Name:	Ron Laufer

Title:	Sr. Managing Director

[Signature Page to Termination and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this TERMINATION AND AMENDMENT AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

ORBIMED PRIVATE INVESTMENTS III, LP

By:	/s/ Carl Gordon

Name:	Carl Gordon

Title:	Member

ORBIMED ASSOCIATES III, LP

By:	/s/ Carl Gordon

Name:	Carl Gordon

Title:	Member

[Signature Page to Termination and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this TERMINATION AND AMENDMENT AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP

By:	/s/ Lloyd Appel

Name:	Lloyd Appel

Title:	CFO

[Signature Page to Termination and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this TERMINATION AND AMENDMENT AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

RADIUS VENTURE PARTNERS III, L.P.

By:	/s/ Jordan S. Davis

Name:	Jordan S. Davis

Title:	Managing Member

RADIUS VENTURE PARTNERS III QP, L.P.

By:	/s/ Jordan S. Davis

Name:	Jordan S. Davis

Title:	Managing Member

RADIUS VENTURE PARTNERS III (OHIO), L.P.

By:	/s/ Jordan S. Davis

Name:	Jordan S. Davis

Title:	Managing Member

[Signature Page to Termination and Amendment Agreement]